UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

WESTLAND DEVELOPMENT CO., INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholders:

The Inspector of Elections has reported the final results of the vote for and against the candidates for election as Westland's Class C directors held at Westland’s Special Meeting of Shareholders on June 8, 2006 The candidates are listed in the order of nomination. The Inspector of Elections reported that a total of 666,026 shares had been voted for the various nominees for election and the votes cast for the nominees were as follows:

Shares Voted For

Managements’ Nominees

Josie C. Castillo	510,088
Georgia M. Baca	522,984
Troy K. Benavidez	504,338

Nominations from the floor:

Ana Maria Vigil	462
Candido Armijo	201
Dr. Richard Griego	3,972
Eva Rita Jaramillo	0
George C. Baca	2,060
Gloria Gonzales	713
James Aranda	24,118
Jerome Padilla	23,212
Jose Maria Perea	716
Judge Tim Garcia	1,140

Karen Quintana	555
Martin Herrera	21,998
Myra Armijo Costa (Caster)*	165
Peter P. Armijo	1,714

* Myra M. Armijo Costa was recorded as having been nominated from the floor at the meeting of shareholders. It appears that the name was recorded in error and the name of the nominee was Myra M. Armijo Caster.

Ms. Castillo, Mrs. Baca and Mr. Benavidez were reelected to the seats on the board that each of them held prior to the election. I want to thank all of the candidates for their participation in the election.

I am sorry that many of you came to the meeting not knowing that the vote on the merger agreement with SHNM Acquisition Corp. had to be postponed because Westland had received an intervening offer from a Delaware corporation named SunCal Acquisition Corp. (“SunCal”) that was for more than the $266.23 offer included in the proxy materials you were furnished for the shareholders’ meeting. In response to the SunCal offer, SHNM increased its offer to $305 per share and Westland could not let the shareholders vote on a proposal that was no longer accurate. Westland had announced the new proposal in its June 5, 2006 press release which was published in the Albuquerque Journal, West Side Edition. However, because the new agreement with SHNM was not finalized until June 5, 2006, Westland did not have time to mail each of you a notice of the changed terms of the merger agreement and the delay in voting on the new offer.

Because things can happen so fast and on such short notice, Westland's only means of fast and effective communication with you is often times only by press release, with mailings to follow. Because press releases are not always accessible to some of our shareholders, and mailings may take as several days to reach you, in addition to checking your mailboxes, please pay attention to the articles about Westland appearing in the local newspapers as well. Westland has been and will continue to try to make information regarding developments available as quickly as possible. In addition, if you can access the SEC website, please pay attention to the documents that Westland files with the SEC.

On June 26, 2006, Westland received a subsequent offer from SunCal that increased the offered cash price to $315 per share and offered to structure a method through which Westland’s shareholders can participate in any future oil, gas or mineral production that might occur on Westland’s lands. On Friday, June 30, 2006, Westland’s board of directors will meet to determine whether the new SunCal offer is superior to the offer of SHNM. SHNM will have time to review the SunCal offer and match or increase their offer to make SHNM's offer a superior offer, if they desire.

We recognize that the vote on a merger agreement is very important to you, and we will do our best to make sure you are fully informed.

Barbara Page, President

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which will be provided with the Proxy Statement that will be distributed to Westland’s shareholders.

In connection with the proposed Merger, Westland intends to file relevant materials with the Securities and Exchange Commission; including new or supplemental proxy statement as then may be appropriate. INVESTORS AND SECURITY HOLDERS OF WESTLAND ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT WESTLAND AND THE MERGER. The proxy statement and other relevant materials (when they become available) and any other documents filed by Westland with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Westland by contacting Westland Development Co., Inc. Investor Relations at (505) 831-9600 or by written request mailed to Westland Development Co., Inc., Investor Relations, 401 Coors Blvd, NW, Albuquerque, NM 87121. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

Westland and its executive officers and directors may be deemed to be participating in the solicitation of proxies from the security holders of Westland in connection with the Merger. Information about the executive officers and trustees of Westland and the number of Westland’s common shares beneficially owned by these persons is set forth in Westland’s Form 10-KSB/A Annual Report for the year ended June 30, 2005, which was filed with the SEC on September 30, 2005. Investors and security holders may obtain additional information regarding the direct and indirect interests of Westland and its executive officers and directors in the Merger by reading the proxy statement regarding the Merger when it becomes available.

Statements about the expected timing, completion and effects of the Merger and all other statements in this release other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Westland may not be able to complete the Merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the other closing conditions. These factors will be more fully described in the proxy statement that Westland intends to file with the Securities and Exchange Commission.